EXHIBIT 24.1
                                                                    ------------


                                POWER OF ATTORNEY


       KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Paul A. Kruger and Lyle W. Miller, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement on Form S-8 under the Securities Act of 1933 of PalWeb Corporation (the "Corporation") relating to 2,000,000 shares reserved for issuance pursuant to the Stock Option Plan of the Corporation, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       DATED this 25th day of June, 2002.



       NAME                        POSITION                            DATE
       ----                        --------                            ----


/s/ Paul A. Kruger           Chairman of the Board of              June 25, 2002
------------------------     Directors and President
Paul A. Kruger               (principal executive officer,
                             principal financial officer
                             and principal accounting officer)

/s/ Lyle W. Miller           Vice President, Marketing,            May 29, 2002
------------------------     and Director
Lyle W. Miller


/s/ Warren F. Kruger         Director                              May 30, 2002
------------------------
Warren F. Kruger


/s/ Bryan R. Kirchmer        Director                              June 25, 2002
------------------------
Bryan R. Kirchmer


/s/ Bradley C. Shoup         Director                              June 25, 2002
------------------------
Bradley C. Shoup


/s/ William W. Pritchard     Director                              June 25, 2002
------------------------
William W. Pritchard